Exhibit 99.1
WGL Holdings, Inc.
and
Washington Gas Light Company
Corporate Governance Guidelines
February 6, 2006
Table of Contents

I.	Purpose of These Corporate Governance Guidelines

II.	Director Qualification Standards

III.	Board Committees

IV.	Director Responsibilities

A. General

B. Meeting Participation

C. Presiding Director
D. Executive Sessions — Non-management directors
V.	Board Access to Management and Independent Advisors
A. Board Access to Management
B. Board Access to Independent Advisors
VI.	Board Compensation
VII.	Management Succession
VIII.	Performance Evaluation of the Board
IX.	Director Orientation and Continuing Education

I.	Purpose of These Corporate Governance Guidelines
     The Boards of Directors of WGL Holdings, Inc. and Washington Gas Light Company (referred herein individually and collectively as the “Company” and the “Board”) have adopted these corporate governance guidelines for their respective corporations. These guidelines are intended to provide an overall structure for the operation of the Board and its committees, including a description of the basic functions and procedures of the Board. These guidelines are subject to requirements of the charters and bylaws of the Company, as well as applicable law. These guidelines may be modified at any time as the Board, in its discretion, deems appropriate.
II.	Director Qualification Standards
     The Governance Committee of the Board is responsible for identification of candidates qualified for election to the Board. In considering candidates qualified for election to the Board, the Governance Committee will follow procedures and will adopt criteria for selection that it deems reasonable and appropriate. As provided in its committee charter, the Governance Committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who will represent the best interests of shareholders as a whole, and not any specific interest group or constituency. The Board will consider candidates in light of those criteria.
     As required by listing standards of the New York Stock Exchange (the “NYSE”), at least a majority of the members of the Board shall meet the requirements for “independence,” as defined by the rules of the NYSE.
     The Governance Committee may recommend, and the Board may adopt, policies from time to time regarding any age limitation for membership on the Board, the maximum number of boards on which a Director may serve and other policies and procedures as deemed appropriate by the Governance Committee and the Board.
     The Board will consider candidates for election to the Board submitted by shareholders in accordance with procedures specified in the Company’s bylaws and applicable law. The Board will evaluate the qualifications of those candidates using the same criteria as used for other board candidates.
III.	Board Committees
     As required by rules of the NYSE, the Board will elect Audit, Governance and Human Resources Committees of the Board. Each of those committees shall have such purposes and responsibilities and shall adopt charters which meet the applicable requirements of the NYSE. Members of each committee will be independent as required by NYSE rules. As provided by the Company’s bylaws, the Board shall also designate an Executive Committee and may also designate other committees from time to time.

     Meeting agendas, related materials and meeting schedules will be distributed to all Directors in advance of each Board and Board committee meeting. The respective Chairs of the Board committees shall review, revise (as necessary) and approve these items for their respective committee meetings. Each Director shall review and revise (as appropriate) these items in advance of a full meeting of the Board. Each Chair of a Board committee shall act as an independent liaison between the Chairman and respective committee members in order to ensure that accurate and timely information is provided to committee members on matters relevant to their committees.
IV.	Director Responsibilities
A.	General
     Directors shall exercise their business judgment in considering all matters coming before the Board and Board committees and act in what they reasonably believe to be the best interests of the Company and its shareholders. The directors shall adhere to the Company’s Code of Conduct, which also applies to all employees of the Company.
B.	Meeting participation
     Directors are expected to attend all meetings of the Board, committees on which they serve and shareholder meetings. When necessary and appropriate, a Director may participate in a Board or Board committee meeting by conference telephone call. Directors who are unable to attend a meeting should, if possible, notify the Chairman or the Secretary in advance of the meeting.
C.	Presiding Director
     The Chair of the Governance Committee shall be the Presiding Director. The Presiding Director shall:
•	preside at all meetings of the board at which the Chairman is not present, including independent executive sessions of the independent directors;

•	have the authority to convene meetings of the independent Directors;

•	be available to communicate or meet with any shareholder controlling at least 5% of the outstanding voting stock of the Company; and

•	function as a liaison between the Chairman and independent Directors, as necessary.

D.	Executive Sessions — Non-management Directors
     Non- management directors shall hold regularly scheduled executive sessions without management present. For this purpose, as defined by NYSE rules, “non-management” directors are all those who are not officers of the Company. It may include directors who are not “independent” under NYSE rules. In these executive sessions, the Presiding Director shall serve as Chairman of the executive session. If the Presiding Director is not able to attend an executive session, the senior member of the Board present, in terms of service on the Board, will serve as Chairman of the executive session. If the executive session includes or is devoted to a report of a board committee, the chair of that committee will preside in that portion of the executive session.
V.	Director Access to Management and Independent Advisors
A.	Board Access to Management
     Directors shall have complete access to the Company’s management in order to become and remain informed about the Corporation’s business and for such other purposes as may be helpful to the Board in fulfilling its responsibilities. Management representatives shall from time to time report directly to the Board on matters in their areas of responsibility.
B.	Board Access to Independent Advisors
     The Board shall have the authority to directly retain such outside professionals to act as advisors to the Board and/or management as may be deemed necessary or appropriate in the discharge of their duties. The Company shall pay the cost of such advisors.
     Board committees may hire their own outside counsel, consultants and other professionals to advise them in the discharge of their duties as and to the extent set forth in the respective committee charters. The Company shall pay the cost of any such advisers.
VI.	Board Compensation
     The Human Resources Committee of the Board will from time to time consider possible adjustments to compensation for members of the Board. Any proposed adjustments to Board compensation will be recommended for action by the full Board. The Human Resources Committee may obtain the advice of one or more independent benefits consultants in considering board compensation matters, and the Company shall pay the cost of any such consultants. Board compensation shall be reasonable in light of the responsibility, expertise and time required of persons serving on the Board and consistent with other similarly situated companies. Independent directors on the Board will receive no additional compensation from the Company in the form of consulting fees or other benefits.

VII.	Management Succession
     The Human Resources Committee of the Board will consider succession planning matters for the Chief Executive Officer and other senior executives and Directors of the Company. As provided in the charter of the Human Resources Committee, in conducting succession planning, the committee will consider the Company’s long-term business strategies and the skills necessary for the Company’s long-term success. Recommendations regarding succession planning matters will be discussed with the other independent members of the Board.
VIII.	Performance Evaluation of the Board
     The Board shall from time to time conduct a self-evaluation of the performance of the Board and the Board committees to determine their effectiveness. This evaluation may be done annually, or at such other times and in such manner as the Board, in its discretion, deems appropriate. Board committees shall conduct their own self-evaluation on an annual basis, pursuant to their respective committee charters and these Governance Guidelines.
IX. Director Orientation and Continuing Education
     The Company’s management will provide newly-elected Board members with appropriate reference materials and arrange meetings with members of senior management to assist the director in becoming more familiar with the Company and its operations. In addition, the Company will provide regular updates on financial and operating matters in each Board meeting and in materials distributed to all Board members in advance of Board and Board committee meetings. All Board members may have direct access to senior management of the Company to obtain any further information about the Company and its operations. To the extent desired by the Board or any Board member, the Company will provide access to other appropriate continuing education programs, the cost of which will be paid by the Company.